Draft -- June 29, 2000

THE RIGHTIME FUND, INC.

218 Glenside Avenue
Wyncote, Pennsylvania 19095-1594

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
OF THE RIGHTIME SOCIAL AWARENESS FUND

To Be Held on August   , 2000
                    ---
To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Rightime Social Awareness Fund ("the "Fund"), a series of The Rightime Fund, Inc. (the "Company"), will be held at the Company's offices which are
located at 218 Glenside Avenue, Wyncote, Pennsylvania on August   , 2000,
                                                               --
at     a.m., eastern time. The following matters will be acted upon at
  ----
that time:

To amend the investment objective of the Fund to reflect a change in the investment focus and style of the Fund to a style that, in the opinion of Fund management, better positions the Fund to take advantage of prevailing market and economic conditions.

To transact any other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders of record as of the close of business on June 30, 2000 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

By Order of the Board of Directors,
Edward S. Forst, Sr.
Secretary
                                                         July   , 2000
                                                              --

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES TODAY. YOU MAY VOTE BY
TELEPHONE BY CALLING 1-800-   -    , EXT.    . REPRESENTATIVES ARE
                           --- ----      ---
AVAILABLE FROM 9 A.M. TO 11 P.M. EASTERN TIME. YOU MAY ALSO RETURN THE
ENCLOSED PROXY CARD BY FACSIMILE (1-800-   -    ) OR RETURN IT IN THE
                                        --- ----
ENCLOSED POSTAGE-PAID RETURN ENVELOPE. IT IS IMPORTANT THAT YOU VOTE PROMPTLY SO THAT A QUORUM MAY BE ENSURED. YOUR EFFORT TO RETURN YOUR VOTE PROMPTLY WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.

PROXY STATEMENT

This Proxy Statement describes a proposal that will be considered at a Special Meeting (the "Meeting") of Shareholders of The Rightime Social Awareness Fund (the "Fund"). The Special Meeting will be held on August
  , 2000 at          a.m. eastern time at the offices of The Rightime Fund,
--         ---------
Inc. (the "Company"), 218 Glenside Avenue, Wyncote, Pennsylvania 19095-1594. This document gives you information you need in order to vote on the proposal at the Meeting, and is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board").

Who is asking for my vote?

The Board has asked that you vote on the proposal. The votes will be
formally counted at the Meeting on August   , 2000, and if the Meeting is
                                         ---
adjourned, at any later meeting. Shareholders of the Fund that are eligible to vote at the Meeting may vote in person at the Meeting, and may vote by telephone or by returning a completed proxy card in the postage-paid envelope provided. Details can be found on the enclosed proxy insert. Do not mail the proxy card if you are voting by telephone.

Who is eligible to vote at the Meeting?

Shareholders of record at the close of business on June 30, 2000, (the "Record Date") are entitled to vote at the Meeting. The notice of the Meeting, the proxy card, and the proxy statement were mailed to shareholders of record on or about July __, 2000. Each shareholder is entitled to one vote for each full share and a proportionate vote for each fractional share of the Fund held as of the Record Date.

Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Fund: (1) if only one owner votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting of the Board held on May 19, 2000 the Board, including the independent directors, unanimously approved submitting a proposal to shareholders of the Fund for their consideration and approval. The Board recommended that shareholders approve a proposal to amend the investment objective of the Fund. The amendment would change the investment focus and style of the Fund to a style that, in the opinion of Fund management, better positions the Fund to take advantage of prevailing market and economic conditions.

How can I get more information about the Fund or the Company?

A copy of the Fund's Annual Shareholder Report was mailed to all shareholders following the close of the Fund's Fiscal Year, October 31, 1999. If you would like to receive an additional copy of any report at no cost, please contact the Fund by 1-800-866-9393 or by writing to the Fund at:

THE RIGHTIME FUND, INC.
218 Glenside Avenue
Wyncote, PA  19095-1594.

PROPOSAL

To amend the investment objective of the Fund to provide that the Fund will seek to achieve a high total return consistent with reasonable risk.

(If this change is approved, the Board will modify the investment policies of the Fund to permit it to select its investments without regard to the social policies of the issuers of the securities acquired, and will change the name of the Fund to reflect the change in this policy.)

As described below, the Board recommends that shareholders approve this proposal in order to adopt a style that, in the opinion of Fund management, better positions the Fund to take advantage of prevailing market and economic conditions. The Fund's investment objective is fundamental, and may not be changed without the approval of the shareholders. The investment philosophy of the Fund is not fundamental, and will be changed by the Board if the amendment to the investment objective is approved.

The Present Investment Objective

The Fund's current investment objective is to achieve for its investors growth of capital, and its secondary objective is current income, consistent with reasonable risk. The Fund pursues this investment objective by investing in a portfolio of investment securities issued by companies that satisfy certain social policy concerns that guide the Fund in selecting its investments.

Using investment techniques developed by the Adviser, the Fund seeks to achieve its current investment objective by investing in securities of well known and established companies, as well as smaller, less well known companies, with prospects for above average capital growth and by making other investments selected in accordance with the Fund's investment restrictions and policies. After determining that a prospective investment meets the financial criteria briefly described above, the Adviser then evaluates such securities for investment by the Fund based upon an analysis of the relative social performance of the issuer.

The Proposed Investment Objective

At its meeting held on May 19, 2000, the Board adopted, and recommended that the shareholders approve, the following new investment objective: to achieve a high total return consistent with reasonable risk. If the proposal is approved, the Fund will pursue the new investment objective by investing in a portfolio of securities that trade in the over-the-counter markets. The Adviser will no longer consider the social policies of a company in selecting investments for the Fund.

Reason for the Proposed Change

Over the past several years, we have witnessed an unprecedented level of growth in the domestic stock markets. During the same time period, many mutual funds have been able to achieve record returns for their shareholders. The performance of the Fund has not kept pace with the broader securities markets, and with many other mutual funds that principally invest in stocks. As a result, the Fund has not been able to attract the number of investors that would enable it to achieve the results management had hoped and that you have sought by investing in the Fund.
The fact that the Social Awareness Fund has not attracted a larger number of investors has resulted in the Fund being unable to realize certain economies of scale. If the Fund were able to build a larger asset base, it would be able to spread certain expenses across a broader asset base, thus reducing the portion of fund expenses borne by each shareholder.

The Board considered that although the Fund was organized with a particular philosophical purpose in mind, the Fund owes a duty to its shareholders to improve the return on investments in the Fund. The Board does not believe that continuing to operate the Fund subject to the present investment objective, and the investment criteria imposed on a socially conscious fund, is the best way to maximize shareholder value. Thus, the Board is proposing that the investment objective and orientation of the Fund be changed to permit the Fund to invest in a wide range of securities of issuers of securities selected for their investment merits. Though many of the Fund's shareholders invested in the Fund because of the very investment policy that the Board is proposing to revise, continuing to operate the Fund as it does now is not prudent or financially viable for shareholders.

New Investment Focus

If the proposed amendment to the Fund's investment objective is approved by shareholders, the Fund will begin pursuing its investment objective by principally investing its assets in securities that are traded in the over the counter securities market (the "OTC"). Generally, the OTC is comprised of more small and medium sized companies than many other securities exchanges.

As a result of the Fund's new focus on securities traded on the OTC, the Fund's exposure to the risks associated with smaller and medium sized companies likely will increase. Investing in the securities of smaller companies generally involves a greater degree of risk than is customarily associated with larger companies. Stocks of small and medium sized companies generally are subject to larger price fluctuations than securities issued by larger and more seasoned companies. Smaller companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Nevertheless, the Board believes that the potential for long term rewards that may be attained by investing in these smaller and medium sized companies should be commensurate with any increase in risk.

If the proposed investment objective is approved by shareholders, it will
become effective      , 2000.
                ------

The Fund will also conduct such other business as may properly come before the Meeting. Management of the Fund knows of no other business that may come before the Meeting. However, if any additional matters are properly presented at the Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such matters in accordance with their judgment.

What vote is required to approve this amendment to the Fund's investment objective?

The Proposal requires the affirmative vote of the lesser of (a) 67% or more of the shares present at the Meeting in person or by proxy or (b) a majority of the Fund's outstanding shares.

THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE PROPOSAL.

Further Information About Voting and the Meeting

What is the required quorum?

To hold the Meeting, a majority of the Fund's shares that are entitled to be voted at the Meeting must be represented at the meeting, either in person or through voting instructions for such shares. In the event that a quorum is present but sufficient votes in favor of the proposal are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. Shares directed to be voted against the proposal will be voted against any such adjournment, and other shares will be voted in favor of such adjournment if the persons named as proxies determine that additional solicitation is reasonable and in the interests of the shareholders of the Fund.

How are the votes counted?

The individuals named as proxies on the enclosed proxy card (or their substitutes) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when you vote by telephone. You may direct the proxy holders to vote your shares on the proposal by checking the appropriate box "FOR" or "AGAINST," or instruct them not to vote those shares on the proposal by checking the "ABSTAIN" box. Alternatively, you may simply sign, date, and return your proxy card(s) with no specific instructions as to either proposal.

IF YOU PROPERLY EXECUTE YOUR PROXY CARD AND GIVE NO VOTING INSTRUCTIONS WITH RESPECT TO A PROPOSAL, YOUR SHARES WILL BE VOTED FOR THE PROPOSAL.

Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the fund even if such shares are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. With regard to the Proposal, abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal. With regard any other matter that may properly come before the Meeting, abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the vote.

How can proxies be recorded?

You may record your vote on the proxy card enclosed with this statement and mail it in the prepaid envelope provided to Shareholder Communications Corporation ("SCC"), a firm that the Fund has retained to tabulate the votes. In addition, the Fund has arranged to have votes recorded by telephone. The Fund and SCC have established telephone voting procedures that are designed to authenticate shareholders' identities, so that shareholders may authorize the voting of their shares in accordance with their instructions by telephone, and to confirm that their instructions have been properly recorded.

How will proxies be solicited, and who pays for the costs involved?

Directors, officers, or employees of the Fund, or its Adviser or Distributor may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, each shareholder would be called at the telephone number the Fund has in its records for his or her account, and would be asked for their Social Security number or other identifying information. The shareholder would then be given an opportunity to authorize the execution for you of a proxy to vote your shares at the Meeting in accordance with their instructions. To ensure that your instructions have been recorded correctly, confirmation of the instructions is mailed to you. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

The costs of the meeting, including the solicitation of proxies, will be paid by the Fund. To ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposals outlined in this proxy statement, the Fund has retained the services of SCC as proxy solicitor to assist them in soliciting proxies. SCC will be paid a fee for its services, plus reimbursement of out-of-pocket expenses. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

Can I change my vote after I mail my proxy?

Any proxy, including those given by telephone, may be revoked at any time before it is voted by filing a written notice of revocation with the Fund, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

Is the Fund required to hold annual meetings?

Under Maryland law, the Fund is not required to hold an annual meeting. The Board has determined that the Fund will take advantage of this provision to avoid the significant expense associated with holding annual meetings, including legal, accounting, printing, and mailing fees incurred in preparing proxy materials. Accordingly, no annual meetings are held in any year in which a meeting is not otherwise required to be held by the Investment Company Act of 1940, as amended (the "1940 Act"), unless the Board determines otherwise. However, the Company will call a meeting of Shareholders, if requested to do so by the holders of at least 10% of the Company's outstanding shares, for the purpose of voting upon the question of removal of a director or directors and will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act.

If a shareholder wishes to present a proposal to be included in the proxy statement for the next shareholder meeting, the proposal must be submitted in writing and received by the Secretary of the Company at 218 Glenside Avenue, Wyncote, Pennsylvania 19095-1594, in a reasonable time before the Company begins to print and mail proxy materials on behalf of the affected fund.

Who are the executive officers of the Fund?

The following table sets forth the names of the principal executive officers of the Fund, their position with the Fund, their principal business address, and their business experience over the past five (5) years.



Name and
Address                   Age          Position
                                       with Fund               Principal Occupation During the
                                                                      Past Five Years
David J. Rights           54           Chairman of the Board,      President of Rightime
1095 Rydal Rd.                         President, and Treasurer    Econometrics, Inc., a registered
Rydal, PA 19046                                                    investment adviser; and consultant to
                                                                   Lincoln Investment Planning, Inc., a
                                                                   registered investment adviser and
                                                                   broker-dealer.

Edward S. Forst, Sr.      73           Director,                   Chairman of the Board, Lincoln
218 Glenside Ave.                      Vice-President, and         Investment Planning, Inc.. a
Wyncote, PA 19095                      Secretary                   registered investment adviser and
                                                                   broker-dealer.



Each person listed above is an "interested person" of the Fund as defined under the Investment Company Act of 1940, as amended (the "1940 Act").

Who provides the investment advisory, distribution and other significant administrative services to the Fund?

The investments of the Fund are managed by Rightime Econometrics, Inc., 1095 Rydal Road, Rydal, Pennsylvania, 19046-1711 pursuant to an investment advisory agreement. The Fund also is party to a distribution agreement with Lincoln Investment Planning, Inc. ("Lincoln"), 218 Glenside Avenue, Wyncote, Pennsylvania 19095-1595. Lincoln also serves as the transfer agent, dividend disbursing agent, and redemption agent for the Fund pursuant to a Transfer and Dividend Disbursing Agreement. Rightime Administrators, Inc., 218 Glenside Avenue, Wyncote, Pennsylvania 19095-1595, serves as the administrator.

Who are the principal owners of shares of the Fund?

As of June 30, 2000, the Fund had    ,     ,.    shares outstanding and no
                                 ----- ---- ----
shareholders were known to own of record or beneficially more than 5% of